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                                                                  EXHIBIT 3.2.4

                            CERTIFICATE OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        SOUTHERN CALIFORNIA WATER COMPANY
                            A CALIFORNIA CORPORATION


         Floyd E. Wicks and McClellan Harris III certify that:

         1. They are the duly elected and acting President and Secretary, respectively of Southern California Water Company (the "Corporation").

         2. The Restated Articles of Incorporation of the Corporation shall be amended by striking in its entirety the first full paragraph of Article IV of the restated Articles of Incorporation which now reads:

                  "This Corporation is authorized to issue three classes of stock to be designated, respectively, "$100 Preferred Shares", "Preferred Shares" and "Common Shares". The total number of shares which this Corporation is authorized to issue is 10,239,600 and the aggregate par value of all such shares is $42,240,000; all shares of each class are to have a par value; 150,000 shares are to be $100 Preferred Shares with a par value of $100 per share and an aggregate par value of $15,000,000; 89,600 shares are to be Preferred Shares with a par value of $25 per share and an aggregate par value of $2,240,000; and 10,000,000 shares are to be Common Shares with a par value of $2.50 per share and an aggregate par value of $25,000,000."

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and substituting therefore the following paragraph to read in full as follows:

                  "This Corporation is authorized to issue three classes of stock to be designated, respectively, "$100 Preferred Shares", "Preferred Shares" and "Common Shares". The total number of shares which this Corporation is authorized to issue is 30,234,800 and the aggregate par value of all such shares is $92,120,000; all shares of each class are to have a par value; 150,000 shares are to be $100 Preferred Shares with a par value of $100 per share and an aggregate par value of $15,000,000; 84,800 shares are to be Preferred Shares with a par value of $25 per share and an aggregate par value of $2,120,000; and 30,000,000 shares are to be Common Shares with a par value of $2.50 per share and an aggregate par value of $75,000,000."

         3. The Restated Articles of Incorporation of the Corporation shall be further amended by striking in its entirety paragraph (2) of Article VII of the Restated Articles of Incorporation which now reads:

                  "(2) Number of Shares. The authorized number of shares constituting said Preferred Shares, 5% Series, shall be 80,000."

and substituting therefore the following paragraph to read in full as follows:

                  "(2) Number of Shares. The authorized number of shares constituting said Preferred Shares, 5% Series, shall be 84,800."

          4. The foregoing amendment set forth in paragraph 3 of this Certificate, as well as the portion of the amendment in paragraph 2 that relates to the "Preferred Shares," are each amendments that may be adopted by the Board of Directors alone (and which were so adopted) because the

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amendments are required by Section 510 of the California General Corporation Law
to reflect the reacquisition of a portion of the Corporation's Preferred Shares, 5% Series, $25 par value, in accordance with the sinking fund provisions thereof. Such reacquired Preferred Shares cannot be reissued. 5. To the extent that it relates to the "Common Shares," the foregoing amendment in paragraph 2 of this Certificate was approved by the required vote of the shareholders of the Corporation in accordance with Section 903 of the California General Corporation Law. The number of outstanding shares of each class entitled to vote was 8,957,671 Common Shares and 84,800 Preferred Shares and the number of shares of each class voting in favor of the amendment equaled or exceeded the required vote, such required vote being the affirmative vote of the majority of the voting power of the outstanding Common Shares and Preferred Shares entitled to vote.

          6. The foregoing amendments have been duly approved by the Board of Directors as required by Section 905(b) of the California General Corporation Law.

         We further declare, under penalty of perjury under the laws of the State of California, that the matters set forth in this Certificate of Amendment are true and correct.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate in San Dimas, California on this 22nd day of May, 1997.



                                                  /s/  Floyd E. Wicks
                                               ------------------------------
                                               FLOYD E. WICKS,  President


                                                 /s/   McClellan Harris III
                                               ------------------------------
                                               McCLELLAN HARRIS III,  Secretary